UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and New Appointments to Board Committees

As previously disclosed, Edward V. Fritzky and Thomas D. Kiley, Esq., each a Class II member of the Board of Directors (the “Board”) of Geron Corporation (the “Company”) and each a member of the Audit Committee of the Board, retired from the Board, effective as of May 22, 2013, the date of the Company’s Annual Meeting of Stockholders. In connection with their retirement, the Board appointed director V. Bryan Lawlis, Ph.D., to the Audit Committee of the Board and Hoyoung Huh, M.D., Ph.D., to the Nominating and Corporate Governance Committee of the Board.

May 2013 Amended and Restated Severance Plan

On May 22, 2013, the Compensation Committee of the Board recommended to the Board, and on May 23, 2013, the Board adopted, certain revisions to the Company’s Amended and Restated Severance Plan (before the revisions, the “ Severance Plan”; after the revisions, the “May 2013 Amended and Restated Severance Plan”). The Compensation Committee of the Board recommended and the Board approved the revisions in response to stockholders’ concerns and requests to eliminate the provision in the Severance Plan that permitted a covered employee for any reason “to reject any employment that you are offered” in connection with a “Change of Control” and still receive severance benefits. The revisions set forth in the May 2013 Amended and Restated Severance Plan are solely in Section 14(c) and amend certain definitions and conditions in connection with a “Change of Control Triggering Event”. Under the May 2013 Amended and Restated Severance Plan, a covered employee who rejects an offer of employment from the Company or its successor in connection with a “Change of Control” will not be eligible to receive severance benefits under the May 2013 Amended and Restated Severance Plan, except in the case of a “Material Change in Your Terms of Employment.” Unlike the Severance Plan, the May 2013 Amended and Restated Severance Plan does not permit a covered employee for any reason “to reject any employment that you are offered” in connection with a “Change of Control” and still receive severance benefits. The terms “Change of Control,” “Change of Control Triggering Event” and “Material Change in Your Terms of Employment” are defined in the May 2013 Amended and Restated Severance Plan.

The foregoing description of the May 2013 Amended and Restated Severance Plan is not complete and is qualified in its entirety by reference to the full text of the May 2013 Amended and Restated Severance Plan, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency Burlingame, 1333 Bayshore Highway, Burlingame, CA 94010, pursuant to notice duly given. Only stockholders of record as of the close of business on March 25, 2013 were entitled to vote at the Annual Meeting. As of March 25, 2013, the record date for the Annual Meeting, 130,573,260 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 110,891,859 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

     (a) Proposal 1. Each of the two (2) Class II Director nominees to serve for a three-year term expiring at the Company’s 2016 Annual Meeting of Stockholders was elected based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hoyoung Huh, M.D., Ph.D.	51,304,910	16,488,309	43,098,640
Daniel M. Bradbury	52,276,271	15,516,948	43,098,640

     (b) Proposal 2. The non-binding advisory vote on named executive officer compensation was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,654,614	30,714,528	3,424,077	43,098,640

     (c) Proposal 3. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 by the Audit Committee of the Board was ratified based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,005,870	5,624,701	1,261,288	0

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 May 2013 Amended and Restated Severance Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: May 24, 2013	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary